Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated July 14, 2008 on the financial statements included in and incorporated by reference in the current report of Metalico, Inc. on Form 8-K/A (Amendment No. 1) dated July 15, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-8 (File Nos. 333-136206, effective August 1, 2006, and 333-136207, effective August 1, 2006), on Form S-3 filed July 27, 2007, and on Form S-3 filed May 23, 2008.
/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
July 15, 2008